                            SCHEDULE 14A INFORMATION


                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant [X]

Filed by a Party other than the Registrant: [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                       FELCOR LODGING TRUST INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)  Title of each class of securities to which transaction applies:

        (2)  Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        (4)  Proposed maximum aggregate value of transaction:

        (5)  Total fee paid:


   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

   (2)  Form, Schedule or Registration Statement No.:

   (3)  Filing Party:

   (4)  Date Filed:

                               [GRAPHIC OMITTED]


NOTICE OF ANNUAL MEETING
ON MAY 24, 2000
AND PROXY STATEMENT


                        FELCOR LODGING TRUST INCORPORATED
                     545 E. John Carpenter Frwy., Suite 1300
                              Irving, Texas 75062


                                 April 10, 2000


Dear Stockholder:

         You are cordially invited to attend our Annual Meeting of Stockholders on May 24, 2000, in Dallas, Texas. The meeting will be held at our Embassy Suites (Market Center) hotel, 2727 Stemmons Freeway, Dallas, Texas at 9:00 a.m. Dallas time. At the meeting, you will hear a report on our 1999 results.

         This booklet includes the formal notice of the meeting and the Proxy Statement. The Proxy Statement tells you about the matters to be addressed and the procedures for voting at the meeting. It also describes how the Board operates, gives personal information about our director candidates, and provides other information about the Company.

         Your vote is very important Even if you have only a few shares, we want your shares to be represented at the meeting. I urge you to vote promptly in order to be certain your shares are represented at the meeting.

         I look forward to seeing you at the meeting.

                                         Sincerely,


                                         /s/ THOMAS J. CORCORAN, JR.

                                         Thomas J. Corcoran, Jr.
                                         President & Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      OF FELCOR LODGING TRUST INCORPORATED



Time:             9:00 a.m., Central Time


Date:             May 24, 2000


Place:            Embassy Suites (Market Center)
                  2727 Stemmons Freeway
                  Dallas, Texas 75207


Purposes:         o To elect three directors to three-year terms;

                  o To approve an amendment to the Company's 1998 Restricted
                    Stock and Stock Option Plan; and

                  o To conduct any other business that may properly be raised.

Who may vote:     Stockholders of record on March 28, 2000.

Annual Report:    A copy of the Annual Report is enclosed.

Date of Mailing:  This notice, together with the Proxy Statement and Annual
                  Report, are first being mailed to stockholders on or about April 10, 2000.


                                           Sincerely,


                                           /s/ LAWRENCE D. ROBINSON

                                           Lawrence D. Robinson
                                           Secretary
                                           April 10, 2000

                                 PROXY STATEMENT
                        FELCOR LODGING TRUST INCORPORATED
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2000


TABLE OF CONTENTS                                                         PAGE
-------------------------------------------------------------------------------
GENERAL INFORMATION......................................................    1

ELECTION OF DIRECTORS....................................................    2
     Nominees for Election as Class III Directors........................    3
     Continuing Directors................................................    3
     Director Compensation...............................................    5
     Board Committees....................................................    6

AMENDMENT OF 1998 OPTION PLAN............................................    6

STOCK OWNERSHIP..........................................................    9
     Principal Stockholders..............................................    9
     Ownership by Directors and Officers.................................   10

MANAGEMENT...............................................................   11
     Executive Officers of FelCor........................................   11
     Executive Compensation Tables.......................................   13
     Compensation Committee Report.......................................   14
     Compensation Committee Iterlocks....................................   17
     Certain Relationships and Related Transactions......................   17
     Section 16(a) Compliance............................................   18

STOCK PERFORMANCE GRAPH..................................................   18

ADDITIONAL INFORMATION...................................................   19

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of FelCor Lodging Trust Incorporated of proxies to be voted at the Annual Meeting of Stockholders being held on Wednesday, May 24, 2000, and at any adjournment of the meeting. The following questions and answers provide important information about the Annual Meeting and this Proxy Statement.

WHAT AM I VOTING ON?

o    The election of three directors, each for a three year term;

o An amendment to FelCor's 1998 Restricted Stock and Stock Option Plan (the "1998 Plan"); and

o    Any other matters properly brought before the meeting.

WHO IS ENTITLED TO VOTE?

FelCor stockholders of record at the close of business on March 28, 2000, are entitled to vote at the meeting.

HOW DO I VOTE?

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. If you have shares held by a broker or other nominee, you may instruct your broker or nominee to vote your shares by following the instructions that the broker or nominee provides you. Most brokers offer voting by mail, telephone and Internet.

HOW DO PROXIES WORK?

The Board of Directors of FelCor is asking for your proxy. Giving your proxy to the persons named by us, means you authorize them to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates.

If you sign and return the enclosed proxy card but do not specify how your shares are to be voted, your shares will be voted FOR the election of all of our director candidates and FOR the adoption of the amendment to FelCor's 1998 Restricted Stock and Stock Option Plan.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you also hold shares through a broker or other nominee, you may also get material from them asking how you want to vote. To be sure that all of your shares are voted, we encourage you to respond to each request you receive.

HOW DO I REVOKE A PROXY?

You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying FelCor's Secretary in writing at the address listed under "Questions" on page 19.

WILL MY SHARES BE VOTED IF I DON'T SIGN A PROXY?

If you hold your shares directly in your own name, they will not be voted unless you provide a proxy. Under certain circumstances, shares which you own that are held by a broker may be voted even if you do not provide voting instructions to the broker. Brokerage firms have the authority under the New York Stock Exchange rules to vote customers' unvoted shares on certain "routine" matters, including the election of directors.

WHAT CONSTITUTES A QUORUM?

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by FelCor are not voted and do not count for this purpose. On the record date, we had 55,752,852 shares of Common Stock outstanding and entitled to vote at the meeting.

HOW MANY VOTES NEEDED ARE NEEDED FOR
APPROVAL?

The three director candidates receiving the most "FOR" votes will be elected to the three seats on the Board to be filled at the meeting. Abstensions, withholding authority to vote for a candidate and broker non-votes (described below) will only reduce the number of votes a candidate receives.

Approval of the 1998 Plan amendment requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting. For this purpose, an abstention will have the same effect as a vote against the amendment. Broker non-votes will not be counted as a vote either for or against the amendment and will not be counted in determining the number of shares entitled to vote on the amendment.

A "broker non-vote" occurs when a broker submits a proxy but does not vote for or against a matter. This will occur when the beneficial owner has not instructed the broker how to vote and the broker does not have discretionary authority to vote in the absence of instructions.

WHAT SHOULD I DO IF I WANT TO ATTEND IN PERSON?

Only stockholders of record, their proxy holders, and invited guests may attend the meeting. If you wish to vote in person and your shares are held by a broker or nominee, you will need to obtain a proxy from the broker or nominee authorizing you to vote your shares held in their name.

ELECTION OF DIRECTORS

The Board of Directors of FelCor has nominated the three director candidates named below.

Our Board of Directors oversees the management of the Company on your behalf. The Board reviews FelCor's long-term strategic plans and exercises direct decision-making authority on key issues, such as the declaration of dividends, the selection of the Chief Executive Officer, setting the scope of his authority to manage the Company's day-to-day operations, and evaluation of his performance.

Six of FelCor's ten directors, including two of our three nominees, are Independent Directors. "Independent Directors" are not officers or employees of FelCor or any of its affiliates; or officers, employees or affiliates of any lessee of property from FelCor, any subsidiary of FelCor, or any partnership that is an affiliate of FelCor.

FelCor's Charter and Bylaws provide for three classes of directors, who serve staggered three- year terms expiring at the annual meeting of stockholders three years following their election. The FelCor Board has nominated for re-election each of the three persons currently serving as Class III directors, whose terms are expiring at the 2000 annual meeting of stockholders. If elected, each of these persons will serve until the annual meeting of stockholders in 2003. Personal information on each of our nominees, and on each of the other directors who will continue to serve on FelCor's Board following the annual meeting, is given below.

The FelCor Board of Directors met six times during 1999. On average, FelCor's directors attended 90% of the Board and committee meetings held during 1999. Only Mr. Mathewson and Mr. Rose attended fewer than 75% of the meetings of the Board and Board committees on which they served.

If a director nominee becomes unavailable to serve before the election, your proxy card authorizes the named proxies to vote for a replacement nominee if the Board names one.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION AS CLASS III DIRECTORS DESCRIBED ON THE FOLLOWING PAGE.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS (TERMS EXPIRING IN 2003)

RICHARD S. ELLWOOD            Mr. Ellwood, a director of FelCor since its
Age 68                        formation in 1994, is the founder and President of
                              R.S. Ellwood & Co., Inc., a real estate investment banking firm which was organized in 1987. Prior to 1987, as an investment banker, Mr. Ellwood was elected successively in 1963 a vice president of Morgan Guaranty Trust Company, in 1968 a general partner of White Weld & Co., in 1978 a managing director of Warburg Paribas Becker, Incorporated and in 1984 a managing director and senior banker of Merrill Lynch Capital Markets. Mr. Ellwood has extensive experience in hotel financing. He was a founder of Hotel Investors Trust, a REIT, and served as a trustee from 1970 until its merger with another REIT in 1987. He is currently a director of Apartment Investment and Management
                              Company and Florida East Coast Industries, Inc.

RICHARD O. JACOBSON           Mr. Jacobson has served as a director of FelCor
Age 63                        since its formation in 1994 and is the Chairman of
                              the Board of Jacobson Warehouse Company, Inc., a privately held warehouse company with facilities in 30 locations in eight states, which Mr.
                              Jacobson founded 32 years ago. He is also Chairman of the Board of Jacobson Transportation Company,
                              Inc., a truckload common carrier with authority to operate in the United States (48 states) and Canada. Mr. Jacobson is a member of the boards of directors of Atrion Corporation, Firstar Bank Des
                              Moines, N.A., Firstar Bank of Iowa, N.A. and
                              Heartland Express, Inc.


CHARLES N. MATHEWSON          Mr. Mathewson has served as a director of FelCor
Age 71                        since its formation in 1994. Additionally, Mr.
                              Mathewson has served, for more than the past five years, in various positions with International
                              Game Technology (IGT), a company engaged in the design and manufacture of microprocessor based gaming products and gaming monitoring systems. Mr.
                              Mathewson joined IGT's Board of Directors in 1985 and, in February 1986, he became the Chairman of the Board. In December 1986, he also became the President and Chief Executive Officer of IGT. In
                              February 1988, he resumed his position as Chairman of the Board and Chief Executive Officer of IGT.
                              Mr. Mathewson is also a member of the board of directors of Baron Asset Fund.

CONTINUING DIRECTORS

Continuing Class I Directors (Terms expiring in 2001)

CHARLES A. LEDSINGER, JR.     Mr. Ledsinger has served as a director of FelCor
Age 50                        since November 1997. Mr. Ledsinger became the
                              President and Chief Executive Officer of Choice
                              Hotels International in August 1998. Prior to that time, Mr. Ledsinger served as Senior Vice
                              President and Chief Financial Officer of St. Joe
                              Corporation from May 1997 until his election as President and Chief Operating Officer of that corporation in February 1998. From June 1995 until
                              May 1997, Mr. Ledsinger was Senior Vice President and Chief Financial Officer of Harrah's
                              Entertainment, Inc. For more than three years prior to that, Mr. Ledsinger served as Senior Vice
                              President and Chief Financial Officer of The
                              Promus Companies Incorporated, the former parent of Harrah's Entertainment, Inc. He is also a director of Choice Hotels International, TBC
                              Corporation and Friendly Ice Cream Corporation. He is a past co-chairman of the Real Estate Financial
                              Advisory Council of the American Hotel and Motel
                              Association.

ROBERT H. LUTZ, JR.           Mr. Lutz served as a director of Bristol Hotel
Age 50                        Company from December 1995 until its merger into
                              FelCor in July 1998, and has served as a director of FelCor since that time. Since 1994, Mr. Lutz has been the Chairman and Chief Executive Officer, and is a member of the executive committee, of Amresco, Inc. a financial services company. From
                              1991 to 1994, Mr. Lutz served as President and
                              Chief Operating Officer of Balcor/Allegiance
                              Realty Group, a subsidiary of American Express
                              Company engaged in real estate ownership and management.

MICHAEL D. ROSE               Mr. Rose has served as a director of FelCor since
Age 58                        July 1998. He served as the Chairman of the Board
                              of Promus Hotel Corporation from April 1995 through December 1997 and, thereafter, as a director until December 1998. Mr. Rose served as Chairman of the Board of Harrah's Entertainment
                              Inc. from June 1995 until his retirement as of December 31, 1996. He also served as Chairman of the Board of The Promus Companies Incorporated from November 1989 through June 1995 and as Chief
                              Executive Officer from November 1989 to April
                              1994. Mr. Rose is also a director of Ashland, Inc., First Tennessee National Corporation,
                              General Mills, Inc., Stein Mart, Inc., Resortquest
                              International, Inc. and Darden Restaurants, Inc.


Continuing Class II Directors (Terms expiring in 2002)

THOMAS J. CORCORAN, JR.       Mr. Corcoran is the President and Chief Executive
Age 51                        Officer of FelCor and has served in that capacity
                              since its formation in 1994. From 1991 to 1994, Mr. Corcoran held the same positions with the general partner of the partnerships that were merged into FelCor at its formation. From October
                              1990 to December 1991, he served as the Chairman, President and Chief Executive Officer of Fiesta
                              Foods, Inc., a manufacturer of tortilla chips and taco shells. From 1979 to 1990, Mr. Corcoran held various positions with ShowBiz Pizza Time, Inc.
                              (now CEC Entertainment, Inc.), an operator and franchisor of family entertainment center/pizza restaurants, and with Integra - A Hotel and Restaurant Company (formerly Brock Hotel
                              Corporation). He served as the President and Chief
                              Executive Officer of Integra from 1986 to 1990.

THOMAS A. MCCHRISTY           Mr. McChristy has served as a director of FelCor
 Age 73                       since its formation in 1994. He was the President
                              of T. A. McChristy Co., Inc., a real estate investment company from 1957 to 1996. Mr.
                              McChristy also served as the President and Chief
                              Operating Officer of Syntech International, Inc., a lottery systems and equipment manufacturing company, from 1986 to 1988 and as its Chief
                              Executive Officer from 1989 to 1992.

DONALD J. MCNAMARA            Mr. McNamara was the Chairman of the Board of
 Age 47                       Bristol Hotel Company from November 1994 until its
                              merger into FelCor in July 1998. Since the merger, he has served as the Chairman of the Board of FelCor. Mr. McNamara previously served as a director of FelCor from July 1994 until November
                              1997. He is also the Chairman of The Hampstead
                              Group, a private equity real estate investment company, and is an affiliate of certain partnerships owning, in the aggregate, approximately 39.9% of the outstanding common stock of Bristol Hotels & Resorts and approximately 17.3% of FelCor's outstanding Common
                              Stock. Subsidiaries of Bristol Hotels & Resorts leased 100 of FelCor's hotels at December 31, 1998.

RICHARD C. NORTH              Mr. North served as a director of Bristol Hotel
Age 50                        Company from 1997 until its merger into FelCor in
                              July 1998, and has served as a director of FelCor since that time. Mr. North has been the Group
                              Finance Director of Bass plc since 1994. Bass plc is the parent of Bass Hotels & Resorts, Inc., which operates or franchises more than 2,700 hotels in more than 75 countries under various brands, including Crowne Plaza(R) and Holiday
                              Inn(R). Prior to 1994, Mr. North served as the
                              Group Finance Director of The Burton Group.
                              Subsidiaries of Bass plc beneficially own approximately 49.6% of the outstanding common stock of Bristol Hotels & Resorts and have announced a definitive merger agreement pursuant to which they expect to acquire the remaining shares of Bristol Hotels & Resorts during April
                              2000. Subsidiaries of Bass plc also own
                              approximately 8.8% of the outstanding Common Stock of FelCor. In addition, subsidiaries of Bass plc also own an aggregate of 4,713,185 Units of limited partner interest in FelCor Lodging Limited
                              Partnership. Under certain circumstances, these
                              Units may be redeemed for a like number of shares of FelCor Common Stock. If so redeemed, Bass plc and its affiliates would own approximately 16.0% of FelCor's Common Stock.

--------------------------------------------------------------------------------

DIRECTOR COMPENSATION

In lieu of cash compensation for their services in 1999, FelCor will issue to each director, except as described below, that number of shares of FelCor Common Stock determined by dividing (i) the sum of $35,000 plus, if a director attended more than five Board meetings during the year, $1,000 for each additional meeting attended in person and $500 for each additional telephonic meeting in which he participated, by (ii) $17.125, the closing price of the Common Stock on February 24, 2000, date the issuance was authorized by the Board, and rounding to the nearest whole lot of 100 shares. In addition to such compensation, each director is reimbursed for out-of-pocket expenses incurred in connection with his service on the FelCor Board. No additional compensation is paid to directors for service on various Board committees.

The number of shares of FelCor Common Stock to be issued to each director for his services during 1999 is set forth below:

NAME                                NUMBER OF SHARES
----                                ----------------
Donald J. McNamara                      2,100
Thomas J. Corcoran, Jr.                 2,100
Richard S. Ellwood                      2,000
Richard O. Jacobson                     2,100
Charles A. Ledsinger, Jr.               2,000
Robert H. Lutz, Jr.                     2,100
Charles N. Mathewson                    2,000
Thomas A. McChristy                     2,100
Michael D. Rose                         2,000

Mr. North is not permitted by his employer to accept any compensation for his services as a director of FelCor.

Director compensation will be determined in a manner similar to that described above for services during 2000.

BOARD COMMITTEES

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be practicable at a full Board meeting. Each committee reviews the results of its meetings with the full Board. Donald J. McNamara, the Chairman of the Board, is an ex-officio member of all committees.

The Executive Committee was established to exercise broad powers on behalf of the Board. In practice, the committee only meets when it is impractical to call a meeting of the full Board. The Executive Committee is comprised of Donald J. McNamara (Chairman), Thomas J. Corcoran, Jr., Robert H. Lutz, Jr. and Charles N. Mathewson.

No meetings of the Executive Committee were held during 1999.

The Audit Committee oversees audits, accounting, financial reporting, and internal control matters. The Audit Committee selects the independent public accountants to audit FelCor's financial statements. The committee consults with the independent accountants and reviews their audit and other work. The committee also consults with FelCor's Chief Financial Officer and Chief Accounting Officer, and reviews FelCor's internal controls and compliance with policies.

During 1999, the committee met prior to each release of earnings by FelCor to review the earnings reported and to examine any issues relating to the report of such earnings. The directors serving on the Audit Committee are Charles A. Ledsinger, Jr. (Chairman), Richard S. Ellwood, Richard O. Jacobson and Richard
C. North.

The Audit Committee held six meetings during 1999.

The Compensation Committee determines the compensation to be paid to FelCor's senior executive officers and advises the Board on the adoption of, and administers employee benefit and compensation plans. The Compensation Committee is comprised of Michael D. Rose (Chairman), Thomas A. McChristy, Richard S. Ellwood and Robert H. Lutz, Jr.

The Compensation Committee held one meeting during 1999.

The Capital Approval Committee currently consists of three of FelCor's officers, Thomas J. Corcoran, Jr. (President and Chief Executive Officer), Lawrence D. Robinson (Senior Vice President, General Counsel and Secretary), and Andrew J. Welch (Vice President and Treasurer). The Board has delegated to this committee the authority to approve, and authorize actions taken in connection with, the acquisition, improvement, disposition or financing of hotel assets by FelCor within specified limits.

The Capital Approval Committee took action only by written consent during 1999.

                      ------------------------------------

AMENDMENT OF 1998 PLAN

PROPOSED AMENDMENT

The 1998 Restricted Stock and Stock Option Plan, covering an aggregate of up to 1,000,000 shares of FelCor Common Stock, was adopted by FelCor's Board in November 1997 and approved by stockholders at the 1998 Annual Meeting. The 1998 Plan authorizes the Compensation Committee to grant awards of stock options and/or restricted stock to qualifying employees, with the limitation that not more than 50,000 shares be awarded as restricted stock.

The FelCor Board has approved, and recommends to FelCor's stockholders that they adopt, an amendment to the 1998 Plan to remove the limitation on the number of shares that may be awarded as restricted stock. The FelCor Board believes this amendment will provide the Company with the necessary flexibility to continue the purpose of the 1998 Plan by providing incentives to attract and retain qualified officers, directors and key employees, upon whose judgment the Company is largely dependent. As provided in the Report of the Compensation Committee set forth later in this Proxy Statement, the Compensation Committee believes that stock options have not provided the level of incentives necessary to achieve this purpose and, for this reason, the Compensation Committee believes it needs the flexibility to award additional shares of restricted stock, in lieu of stock options.

THE AMENDMENT WOULD NOT INCREASE THE TOTAL NUMBER OF SHARES AVAILABLE UNDER THE 1998 PLAN.

At March 15, 2000, a total of 685,559 shares were available to be awarded under the 1998 Plan, but only 45,000 shares were available to be awarded as restricted stock. The Compensation Committee has indicated that, if the proposed amendment is adopted by the stockholders, it intends to award shares of restricted stock to certain officers and employees of FelCor during 2000, which will vest over five years at 20% per year, as follows:

                                          DOLLAR           NUMBER
NAME                                      VALUE(1)       OF SHARES
----                                     ----------     ----------
Thomas J. Corcoran, Jr                   $  543,150         30,600
Lawrence D. Robinson                        417,125         23,500
William P. Stadler                          417,125         23,500
Jack Eslick                                 417,125         23,500
June H. McCutchen                           417,125         23,500
All executive officers
   as a group (8 persons)                 3,463,025        195,100
All non-executive officers
   and employees as a
   group (6 persons)                        266,250         15,000

----------


(1) Represents the closing price of the shares on April 3, 2000 ($17.75), the date of grant, without giving effect to the diminution of value attributable to the restrictions on such stock.

The amendment to the 1998 Plan will be approved by FelCor's stockholders if a quorum is present at the Annual Meeting and if the number of votes cast for approval of the amendment to the 1998 Plan exceeds the number of votes cast against it.

THE FELCOR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE 1998 PLAN.

THE 1998 PLAN, AS AMENDED

The following summarizes certain significant aspects of the FelCor 1998 Plan, as amended. This summary is not intended to be complete and is subject in all respects to the terms of the FelCor 1998 Plan

Share Authorization. The FelCor 1998 Plan provides for the grant of stock options to purchase a specified number of shares of FelCor Common Stock ("Options") or grants of FelCor Common Stock ("Restricted Stock"). Under the FelCor 1998 Plan, the total number of shares available for grant is equal to 1,000,000 shares of FelCor Common Stock, which may be grants of Options or Restricted Stock. Upon the occurrence of certain extraordinary events, the FelCor Board or the Compensation Committee may make such adjustments in the aggregate number and kind of shares reserved for issuance, the number of shares and kind covered by outstanding awards and the exercise prices specified therein as may be determined to be appropriate.

Purpose and Administration. The FelCor Board has approved the FelCor 1998 Plan to provide incentives to attract and retain Independent Directors, executive officers and key employees. The FelCor 1998 Plan is administered by the Compensation Committee or, in the case of grants to Independent Directors, by the FelCor Board. The Compensation Committee generally has the authority, within limitations set forth in the FelCor 1998 Plan, (i) to establish rules and regulations concerning the FelCor 1998 Plan, (ii) to determine the persons to whom Options and Restricted Stock may be granted, (iii) to fix the number of shares of FelCor Common Stock to be covered by each Option and the number of shares of Restricted Stock granted, and (iv) to set the terms and provisions of each grant of Options or Restricted Stock to be granted. The Compensation Committee has the right to cancel any outstanding Options and to issue new

Options on such terms and upon such conditions as may be consented to by the optionee affected. Eligibility. Participants in the FelCor 1998 Plan may be directors, officers or employees of the Company, its subsidiaries (including FelCor Lodging Limited Partnership) or designated affiliates, as are selected by the Compensation Committee.

Options. Options granted under the FelCor 1998 Plan may be incentive stock options ("ISOs") under Section 422 of the Code or non- qualified options, at the discretion of the Compensation Committee. The FelCor 1998 Plan provides that the exercise price of an Option will be fixed by the Compensation Committee on the date of grant; however, the exercise price of an ISO must be not less than the fair market value of a share of Common Stock on the date of the grant. In the case of an ISO granted to any person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of FelCor's stock ("Ten Percent Owner"), the option price will not be less than 110% of the Fair Market Value of a share of FelCor Common Stock on the date of grant. Each Option must expire within ten years from the date of the grant except that any ISO granted to a Ten Percent Owner must expire within five years from the date of the grant. Moreover, Options granted under the FelCor 1998 Plan will not be ISOs to an individual participant to the extent that the aggregate fair market value of the FelCor Common Stock with respect to which such Options under the FelCor 1998 Plan (or under any other plan maintained by the Company or a subsidiary thereof) first become exercisable by such participant in any year exceeds $100,000.

No Option may be exercised within six months after the date of grant or in such circumstances where exercise would violate Federal or State securities laws. Options will be non- transferable and non-assignable; provided, however, that the estate of a deceased holder can exercise Options. Options generally will be exercisable by the holder thereof subject to terms fixed by the Compensation Committee. The right of any participant to exercise an Option may not be transferred in any way other than by will or the laws of descent and distribution.

Restricted Stock Awards. The FelCor 1998 Plan also permits the Compensation Committee to grant Restricted Stock. Restricted Stock will be subject to the terms and conditions imposed by the Compensation Committee. Except for such restrictions on transfer as the Compensation Committee may impose, the participants have all the rights of a holder of FelCor Common Stock as to such Restricted Stock including the right to vote the shares and the right to receive any cash distributions. Except as provided by the Compensation Committee at the time of grant or otherwise, upon termination of employment for any reason during the restriction period, all unvested shares will be forfeited by the participant.

Termination and Amendment. No Option shall be granted and no Restricted Stock may be awarded under the FelCor 1998 Plan on or after November 1, 2007. The FelCor Board may amend any award theretofore granted, prospectively or retroactively. No such amendment may impair the rights of any participant under any award without the consent of such participant (except for any amendment made to cause the plan to qualify for an exemption provided by Rule 16b-3 under the Exchange Act). The FelCor 1998 Plan may be terminated and may be modified or amended by the FelCor Board at any time; however, (i) any modification or amendment either increasing the aggregate number of shares which may be issued under Options, increasing materially the benefits accruing to participants under the FelCor 1998 Plan or materially modifying the requirements as to eligibility to receive Options is subject to stockholder approval within one year of the adoption of such amendment; and (ii) no such termination, modification or amendment of the FelCor 1998 Plan will alter or affect the terms of any then outstanding Options or Restricted Stock without the consent of the holders thereof.

Federal Income Taxes. No income is recognized by a participant in the FelCor 1998 Plan at the time the Option is granted. If the Option is an ISO, no income will be recognized upon the participant's exercise of the Option. Income is recognized by a participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price.

A participant will recognize income on account of a Restricted Stock award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized by the participant is equal to the fair market value of the FelCor Common Stock received on that date.

The employer (either FelCor or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option or the vesting of a stock award. The amount of the deduction is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO.

STOCK OWNERSHIP

PRINCIPAL STOCKHOLDERS

The table on the following page shows how much FelCor Common Stock was beneficially owned on March 15, 2000, by each person known to FelCor to beneficially own more than 5% of its Common Stock.

                                                                            AMOUNT AND
                                                                             NATURE OF
     NAME AND ADDRESS                                                       BENEFICIAL             PERCENT OF
     OF BENEFICIAL OWNER                                                     OWNERSHIP              CLASS(1)
     -------------------                                                    -----------            ---------
Hampstead Genpar, L.P.; HHGenpar Partners;
Hampstead Associates, Inc.; RAW Genpar, Inc.;
InMed, Inc.; Donald J. McNamara;
Robert A. Whitman; and Daniel A. Decker...............................     9,630,878(2)                  17.3%
4200 Texas Commerce Tower West
2200 Ross Avenue
Dallas, Texas 75201
Bass plc..............................................................     4,905,558(3)                   8.8%
20 North Audley Street
London, England W1Y1WE
Franklin Resources, Inc...............................................     2,860,120(4)                   5.1%
777 Mariners Island Blvd.
San Mateo, California 94403

---------------------------

(1)  Based upon 55,577,407 shares outstanding as of March 15, 2000.

(2) Based solely upon information contained in Schedule 13D, dated August 6, 1998. The named persons reported that they shared voting and dispositive power with respect to 9,630,878 shares of Common Stock held of record by United/Harvey Investors I, L.P., United/Harvey Investors II, L.P., United/Harvey Investors III, L.P., United/Harvey Investors IV, L.P., and United/Harvey Investors V, L.P.

(3) Based solely upon information contained in Schedule 13D/A, dated February 29, 2000. Bass plc reported that, through its subsidiaries, it shared voting and dispositive power with respect to 4,905,558 shares of Common Stock.

(4) Based solely upon information contained in Schedule 13G, dated January 19, 2000. Franklin Resources, Inc. reported that, through its subsidiaries, it had sole dispositive and voting power with respect to 2,860,120 shares of Common Stock and sole voting power with respect to 2,851,920 shares of Common Stock. Includes 1,627,920 shares of Common Stock issuable upon conversion of 2,100,000 shares of FelCor's Series A Preferred Stock.

OWNERSHIP BY DIRECTORS AND OFFICERS

The table on the following page shows how much FelCor Common Stock, Series A Preferred Stock and Series B Preferred Stock was beneficially owned on March 15, 2000, by each executive officer named in the Summary Compensation Table on page 13, each nominee and continuing director, and all directors and executive officers, as a group. Unless otherwise indicated, each person owns directly the number of shares shown after his name below.

                                                                AMOUNT AND                           AMOUNT AND
                                AMOUNT AND                      NATURE OF                             NATURE OF
                                NATURE OF                       BENEFICIAL                           BENEFICIAL
                                BENEFICIAL         PERCENT     OWNERSHIP OF           PERCENT       OWNERSHIP OF        PERCENT
     NAME OF                   OWNERSHIP OF          OF          SERIES A               OF            SERIES B             OF
BENEFICIAL OWNER               COMMON STOCK        CLASS(1)   PREFERRED STOCK         CLASS(1)     PREFERRED STOCK      CLASS(1)
----------------------------   ------------       ----------  ---------------      ------------    ---------------    ------------
Thomas J. Corcoran, Jr .....        734,205(2)           1.3%          3,000                  *             800                  *
Richard S. Ellwood .........         11,800(3)             *               0                  0               0                  0
Richard O. Jacobson ........         39,958                *               0                  0               0                  0
Charles A. Ledsinger, Jr ...          1,975                *               0                  0               0                  0
Robert H. Lutz, Jr .........         24,514(4)             *               0                  0               0                  0
Charles N. Mathewson .......      1,347,493(5)         2.4 %         170,000(14)            2.8%         70,000(14)            1.2%
Thomas A. McChristy ........        142,873(6)             *               0                  0               0                  0
Donald J. McNamara .........      9,637,078(7)          17.3%              0                  0               0                  0
Richard C. North ...........              0                0               0                  0               0                  0
Michael D. Rose ............         44,425(8)             *               0                  0               0                  0
Jack Eslick ................         47,768(9)             *               0                  0               0                  0
June H. McCutchen ..........         27,360(10)            *               0                  0               0                  0
Lawrence D. Robinson .......         98,377(11)            *               0                  0               0                  0
William P. Stadler .........         40,222(12)            *             100                  *               0                  0
All executive officers and
   directors as a group
   (17 persons) ............     12,237,024(13)         20.8%        173,100                2.9%         70,800                1.2%

----------

*    Represents less than 1% of the outstanding shares of such class.

(1) Based upon 55,577,407 shares of Common Stock, 6,050,000 shares of Series A Preferred Stock and 5,750,000 Depository Shares representing 57,500 shares of Series B Preferred Stock outstanding as of March 15, 2000.

(2) Includes 294,915 shares that FelCor, Inc. has the right to receive upon redemption of FelCor Lodging Limited Partnership Units. Mr. Corcoran is a 50% stockholder and director of FelCor, Inc. and may be deemed to beneficially own all of the Units owned by FelCor, Inc. Also includes (i) an aggregate of 33,000 shares issued pursuant to stock grants (9,000 in February 1995, 9,000 in December 1995, and 15,000 in February 1997), which vest over a five-year period from the date of grant at 20% annually and of which 25,200 shares are fully vested, (ii) 359,257 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days, (iii) 2,325 shares issuable upon conversion of 3,000 shares of Series A Preferred Stock, (iv) 4,210 shares owned by his children, (v) 1,795 shares owned by his IRA, and (vi) 500 shares owned by Corcoran Investments, L.L.C., a limited liability company wholly-owned by him.

(3) Includes (i) 2,200 shares held by trusts of which Mr. Ellwood is a beneficiary and trustee, and (ii) 1,000 shares held by R. S. Ellwood & Co., Inc., of which Mr. Ellwood is the sole stockholder.

(4) Includes (i) 15,414 shares issuable pursuant to currently exercisable stock options, and (ii) 2,500 shares owned by Mr. Lutz's spouse.

(5) Includes 540,009 shares representing Mr. Mathewson's pro rata interest in partnerships having the right to receive Common Stock upon redemption of FelCor Lodging Limited Partnership Units. Also includes 131,784 shares issuable upon conversion of 170,000 shares of Series A Preferred Stock held by the Charles N. Mathewson Trust.

(6) Includes (i) 101,503 shares held by the T. A. McChristy Living Trust, (ii) 4,200 shares held by his spouse's trust, (iii) 1,800 shares held by his spouse's IRA, and (iv) 3,000 shares held by Mr. McChristy's IRA.

(7) Includes 9,630,878 shares held by United/Harvey Investors I, L.P.; United/Harvey Investors II, L.P.; United/Harvey Investors III, L.P.; United/Harvey Investors IV, L.P.; and United/Harvey Investors V, L.P. ("Partnerships"). Mr. McNamara is the sole stockholder and director of Hampstead Associates, Inc., which is the managing general partner of HH GenPar Partners. HH GenPar Partners is the managing general partner of Hampstead GenPar, L.P., which is the general partner of each of the Partnerships. Mr. McNamara disclaims beneficial ownership of the shares held by the Partnerships, except to the extent of his pecuniary interest therein.

(8) Includes (i) 21,600 shares owned by a trust for which Mr. Rose is the trustee, (ii) 21,275 shares owned by a corporation controlled by Mr. Rose,
     (iii) 750 shares owned by Mr. Rose's spouse, and (iv) 800 shares credited to his account in the FelCor Deferred Compensation Plan.

(9) Includes 44,768 shares issuable pursuant to currently exercisable stock options.

(10) Includes 27,360 shares issuable pursuant to currently exercisable stock options.

(11) Includes (i) 14,500 shares issued pursuant to stock grants, which shares vest over a five-year period from the date of grant at 20% annually, of which 8,700 shares are fully vested, (ii) 79,717 shares issuable pursuant to currently exercisable stock options, (iii) 2,160 shares held by his IRA, and (iv) 2,000 shares credited to his account in the FelCor Deferred Compensation Plan.

(12) Includes (i) 37,644 shares issuable pursuant to currently exercisable stock options, (ii) 2,500 shares issued pursuant to a stock grant, which vests over a five-year period from the date of grant at 20% annually, of which 2,000 shares are fully vested and (iii) 77 shares issuable upon conversion of 100 shares of Series A Preferred Stock.

(13) See notes 2 through 12.

(14) Represents shares held by the Charles N. Mathewson Trust.


                   ------------------------------------------


MANAGEMENT

EXECUTIVE OFFICERS OF FELCOR

The current executive officers of FelCor, their ages, positions held and tenure is set forth in the table below.

                                                                                                                  OFFICER
NAME                                                   AGE    POSITION(S) WITH FELCOR                              SINCE
----                                                   ---    -----------------------                             ------
Thomas J. Corcoran, Jr........................          51    President, Chief Executive Officer and                1994
                                                              Director

Lawrence D. Robinson..........................          56    Senior Vice President, General                        1996
                                                                Counsel and Secretary

William P. Stadler............................          45    Senior Vice President, Director of                    1995
                                                              Corporate Acquisitions

Jack Eslick...................................          48    Senior Vice President, Director of                    1996
                                                                Asset Management

June H. McCutchen.............................          44    Senior Vice President, Director of                    1995
                                                              Design and Construction

Larry J. Mundy................................          49    Senior Vice President, Director of                    1998
                                                              Administration and Business Initiatives

Andrew J. Welch...............................          38    Vice President and Treasurer                          1998

Lester C. Johnson.............................          47    Vice President and Controller                         1995

Business Experience of Executive Officers

Information concerning the business experience of THOMAS J. CORCORAN, JR. is set forth above under "Election of Directors-Continuing Class II Directors."

LAWRENCE D. ROBINSON has served as the Senior Vice President, General Counsel and Secretary of FelCor since May 1996. From 1972 to 1989, Mr. Robinson was a partner in the Kansas City-based law firm of Stinson, Mag & Fizzell, for which he founded and managed a Dallas, Texas office from 1982 to 1989. From 1989 through April 1996, Mr. Robinson was a partner in the Houston-based law firm of Bracewell & Patterson, L.L.P., where he served as the managing partner of its Dallas office until 1992, as the head of that office's corporate and securities law section and as chairman of its firmwide hospitality group.

WILLIAM P. STADLER began his employment with FelCor in July 1995 as Vice President, Director of Acquisition and Development. On January 14, 1998, Mr. Stadler was promoted to Senior Vice President, Director of Corporate Acquisitions. Mr. Stadler has more than 17 years of experience in hotel acquisition and development, having served as Vice President Development for Coastal Hotel Group from 1994 until he joined FelCor in 1995, as Vice President-Development for Embassy Suites, Inc.

from 1992 to 1994, as Senior Vice President- Development for Landmark Hotels, Inc. from 1989 to 1991 and as Vice President- Development for Marriott Corporation from 1985 to 1989.

JACK ESLICK joined FelCor in April 1996 as its Vice President, Director of Asset Management. He was named Senior Vice President, Director of Asset Management in 1998. Mr. Eslick has more than 20 years experience in hotel operations. From April 1991 until he joined FelCor, Mr. Eslick served as Vice President of Operations of Promus Hotel Corporation, where he had direct responsibility for all operations in a region that grew from 14 hotels to 26 hotels. Prior to April 1991, he served in various capacities with Holiday Inns, Inc., including serving as general manager of various hotels and as a Regional Director of Operations.

JUNE H. MCCUTCHEN joined FelCor in October 1995 as Vice President, Director of Design and Construction, and was named its Senior Vice President, Director of Design and Construction in 1998. Prior to her engagement by FelCor, she was as Account Executive for Hospitality Restoration & Builders, Inc. From 1992 to 1994 she was Project Manager for American General Hospitality, Inc. where she managed all capital improvement work for more than 35 properties. Prior to 1992, Ms. McCutchen was Project Manager for Hilton Hotels, Inc. from 1987 to 1992, and prior to 1987, she served as design coordinator and purchasing manager for Embassy Suites, Inc.

LARRY J. MUNDY joined FelCor in January 1998 as Senior Vice President, Director of Hotel Acquisitions and was named Director of Administration and Business Initiatives in February 2000. From 1995 until he joined FelCor, he was Vice President of Franchise Development for Motel 6. From 1987 to 1995, he was Vice President of Development in the South/Southeast for Hilton Hotels and prior to 1987 he served as corporate counsel for Residence Inns and Embassy Suites.

ANDREW J. WELCH joined FelCor in July 1998 and is FelCor's Vice President and Treasurer. Prior to joining FelCor, Mr. Welch had served as Vice President and Treasurer of Bristol Hotel Company from August 1977. Prior to joining Bristol, Mr. Welch was responsible for originating investment banking and corporate banking business for Bank of America, N.A., from October 1991 to August 1997, Citibank, N.A., from January 1990 to October 1991, and NationsBank, N.A., from May 1984 to January 1990.

LESTER C. JOHNSON joined FelCor in September 1995 as its Vice President and Controller. Prior to joining FelCor, Mr. Johnson held various positions with Integra - A Hotel and Restaurant Company and ShowBiz Pizza Time, Inc. (now CEC Entertainment, Inc.) from 1981 to 1995. He served as the Vice President and Controller of Integra from 1991 to 1995.

Terms of Office and Relationships

The officers of the Company are elected annually by the Board of Directors at a meeting held following each annual meeting of stockholders, or as soon thereafter as necessary and convenient in order to fill vacancies or newly created offices. Each officer holds office until his successor is duly elected and qualified or until death, resignation or removal, if earlier. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgement the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

There are no family relationships among any of the directors or executive officers of the Company. Except as described under "Election of Directors" above, none of the Company's directors hold directorships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") or pursuant to Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. There are no arrangements or understandings between any nominee for election as a director or officer and any other person pursuant to which that director was nominated or officer was selected.


EXECUTIVE COMPENSATION TABLES

The following tables show the compensation of FelCor's President and the four other most highly paid executives. See the Compensation Committee Report beginning on page 14 for an explanation of our compensation philosophy.

                                                      SUMMARY COMPENSATION TABLE
                                                                                                 LONG TERM
                                                          ANNUAL COMPENSATION                   COMPENSATION
                                                 --------------------------------------    -------------------------
                                                                                                          SECURITIES
                                                                           OTHER ANNUAL    RESTRICTED     UNDERLYING   ALL OTHER
                                                                           COMPENSATION       STOCK        OPTIONS/  COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR    SALARY($)      BONUS ($)       ($)        AWARDS($)(1)    SARS(#)      ($)(4)
------------------------------------     ----    ---------      ---------  ------------    ------------   ----------  ------------
Thomas J. Corcoran, Jr .............     1999      325,000         None         None           None           None          15,000
   President and Chief .............     1998      250,000      150,000         None           None        324,953          15,000
   Executive Officer ...............     1997      200,000      250,000         None        525,000        201,000          14,250
                                                                                                   (2)
Lawrence D. Robinson ...............     1999      225,000       50,000         None           None           None          15,000
   Senior Vice President, ..........     1998      175,000       95,000         None           None        137,262          15,000
   General Counsel & Secretary .....     1997      115,500       27,500         None         87,500(3)      70,000            None
William P. Stadler .................     1999      175,000       50,000         None           None           None          15,000
   Senior Vice President, Direct ...     1998      150,000      151,250         None           None         64,256          15,000
   of Corporate Acquisitions .......     1997       99,383      115,000         None           None         25,000            None
Jack Eslick ........................     1999      180,000       50,000         None           None           None          15,000
   Senior Vice President ...........     1998      150,000       70,000         None           None         66,564          15,000
   Director of Asset Management ....     1997      111,800       72,000         None           None         25,000           9,500
June H. McCutchen ..................     1999      150,000       62,120         None           None           None          15,000
   Senior Vice President, Direct ...     1998      100,000      112,472         None           None         44,804          15,000
   of Design and Construction ......     1997       70,000       94,723         None           None         25,000           5,400


----------

(1) There were no shares of restricted stock awarded in the 1999 fiscal year. Holders of restricted stock are entitled to vote and receive dividends on such shares from the date of grant. The amount reported in this table represents the market value of the shares awarded on the date of grant, determined by the closing price of the Common Stock on such date, without giving effect to the diminution of value attributable to the restrictions on such stock. As of December 31, 1999, the aggregate unvested restricted stock holdings by the named executive officers consisted of 19,400 shares as set forth below, with a then current aggregate market value, determined in the same manner as of December 31, 1999, of $339,500, as follows: Mr. Corcoran, 12,600 shares ($220,500 in value); Mr. Robinson, 6,300 shares ($110,250 in value); and Mr. Stadler, 500 shares ($8,750 in value).

(2) Represents an award of 15,000 shares of restricted stock on February 19, 1997 which become vested over a five-year period at the rate of 20% per year. The value is based upon the closing price of the Common Stock on the date of grant of $35.00 per share.

(3) Represents an award of 2,500 shares of restricted stock on February 19, 1997 which become vested over a five-year period at the rate of 20% per year. The value is based upon the closing price of the Common Stock on the date of grant of $35.00 per share.

(4) These amounts represent the Company's contributions to the Company's employee savings and investment plan in the amount of up to $15,000 to each executive officer. The executive officers receive health and disability insurance benefits which do not exceed 10% of their respective salaries. These benefits are also made available to other employees of the Company.

     There were no grants of stock options or stock appreciation rights ("SARs") to the Company's named executive officers during the 1999 fiscal year.

The unexpired stock options to purchase the Company's Common Stock held by named executive officers of the Company at December 31, 1999 are summarized in the table on the following page.

                          FISCAL YEAR END OPTION VALUES


                                   Number of Securities
                                  Underlying Unexercised             Value of Unexercised
                                        Options at                  In-the-Money Options at
                                    December 31, 1999                December 31, 1999(1)
                               ----------------------------      -----------------------------
       Name                    Exercisable    Unexercisable      Exercisable     Unexercisable
       ----                    -----------    -------------      -----------     -------------
Thomas J. Corcoran, Jr             150,000          324,953                0         $ 0
Lawrence D. Robinson                     0          137,262                0           0
William P. Stadler                       0           64,256                0           0
Jack Eslick                              0           66,564                0           0
June H. McCutchen                        0           44,804                0           0


---------------------------

(1) The option exercise price for all outstanding options exceeded the closing sale price for the Common Stock on the New York Stock Exchange on December 31, 1999, which was $17.50 per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

The Compensation Committee works with senior management to develop and implement FelCor's executive compensation philosophy. Generally, FelCor's philosophy on executive compensation has been to provide a base cash compensation that is at or below the average of other equity hotel REITs, and to provide additional incentive compensation in the form of cash bonuses and grants of options and restricted stock based on the realization of stated objectives, such as acquisitions, financings, renovations, improvements in funds from operations and other similar criteria expected to result in improvements in total stockholder return.

Concerned with the lack of incentive provided by options previously granted, none of which was "in the money" in late 1999, the Compensation Committee engaged FPL Associates Consulting ("FPL") to assist it in the review and development of FelCor's executive compensation program for officers and key executives. FPL prepared a report which was presented to the Compensation Committee in February 2000. FPL compared FelCor's compensation program with those of a comparative peer group, consisting of other REITs, including hotel REITs. Based on its analysis, FPL concluded that the salaries of the FelCor management team were somewhat conservative versus industry practices, and that the salaries of most executives were at or slightly below the median of the market. In two cases, however, including the CEO position, the salaries were significantly below median market practices. After including bonuses and long-term incentive compensation, the total compensation for FelCor executives was generally well below, and in the case of the CEO, substantially below, current market practices.

FPL made certain recommendations, including the establishment of an annual incentive opportunity structure, which would entitle executive officers to earn a range of cash bonuses based upon the achievement of certain specified objectives. FPL recommended that FelCor consider measures of performance based upon (i) the overall corporate performance of FelCor, (ii) the performance of each executive's business unit, and (iii) the individual or qualitative performance of the executive. FPL also recommended a long-term incentive plan for senior management which, given the current market conditions and the characteristics of REIT stocks, is based upon grants of restricted stock rather than options. FPL noted that, over the past 18 months, the use of restricted stock by REITs for compensation purposes has grown dramatically.

The Compensation Committee has reviewed the report of FPL and, although it does not accept all of the findings or recommendations of FPL, it intends to implement certain of the recommendations in 2000. Included among the programs to be implemented by the Compensation Committee will be an annual incentive bonus program and a long-term incentive plan that has as its foundation the grant of restricted stock. The Compensation Committee recognizes, however, that in order to implement such a long-term incentive plan based upon the existing 1998 Restricted Stock and Stock Option Plan (the "1998 Plan"), the existing 1998 Plan will have to be amended to permit the grant of additional shares as Restricted Stock. Such an amendment has been approved by the Board of Directors based upon the recommendation of the Compensation Committee and is being submitted to the stockholders for their approval at the 2000 Annual Meeting of Stockholders. See "Amendment of 1998 Plan." None of the programs proposed to be implemented by the Compensation Committee will be retroactive to 1999.

Since REITs do not pay taxes at the corporate level, no policy has been established with respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code.

Executive Compensation

During 1999, Mr. Corcoran, FelCor's President and Chief Executive Officer received a base salary of $325,000 per year. This base cash compensation, like that paid to other executive officers, is related primarily to competitive factors and is not tied to FelCor's financial performance or the achievement of specific goals. The base compensation of FelCor's executive officers was increased in 1999 over 1998 levels to bring them more nearly in line with the base compensation being paid by the competitive set. In evaluating these increases the Committee also considered the overall performance of the executive officers, in light of their objective and subjective contributions to FelCor's success. This increase was in excess of the normal annual adjustment to reflect changes in the Consumer Price Index.

In addition to base salary, cash bonuses were awarded to certain of FelCor's executive officers during 1999, in lieu of the traditional award of stock options. No performance bonuses were awarded during 1999. There was no generally applicable policy or formula in effect for the determination of the amount of such bonuses.

In April 2000, the Compensation Committee approved an annual incentive bonus program for 2000 pursuant to which employees of FelCor, including the executive officers, will be entitled to earn cash bonuses based upon the relative performance of FelCor, in some cases, of a specific business unit of FelCor, and of the individual employee, as measured against certain specified target objectives. The amount of the bonus, which is set as a percentage of the individual's base salary, will depend upon whether the measured performance meets or exceeds the base criteria, the target criteria or the high performance criteria established for each individual.

Other Incentive Compensation

No awards of restricted stock or stock options were made to any of the executive officers during 1999. In April 2000, the Compensation Committee, subject to stockholder approval, approved a long-term incentive plan that has as its foundation the grant of restricted stock. Pursuant to this program, the Compensation Committee, again subject to stockholder approval, authorized the grant of an aggregate of 210,100 shares of Restricted Stock to employees, including the executive officers, of FelCor (see "Amendment of 1998 Plan" elsewhere in this Proxy Statement). These grants were made based upon the performance of the officers and employees in 1999, and as incentive compensation for 2000 and future years.

Employment Arrangements

FelCor has entered into an employment agreement with Mr. Corcoran that continues in effect until December 31, 2000 and automatically renews for successive one-year terms, unless otherwise terminated. Under this agreement, Mr. Corcoran serves as the President and Chief Executive Officer of FelCor. The agreement provides that Mr. Corcoran be paid a salary of not less than $120,000 per year and that a comprehensive medical plan be maintained for the benefit of Mr. Corcoran and his dependents. None of the other officers of FelCor has an employment agreement.

FelCor has entered into change in control and severance agreements with each of its executive officers and certain other key employees. Each of these agreements currently extend until December 31, 2000, and will automatically renew for successive one- year terms, unless terminated. In the event of a potential change in control, each covered employee agrees to remain in the employ of FelCor until the earlier of one year following the "potential change in control" or six months following an actual "change in control." "Change in control" is defined to include (i) the acquisition of 35% or more of FelCor's voting stock by any person or group, (ii) a change in a majority of the board of directors not approved by existing directors, (iii) a merger in which existing stockholders of FelCor would own less than 65% of the surviving corporation's voting stock (but excluding transactions which are the functional equivalent of an asset acquisition by FelCor and in which there is no change in its senior management), and (iv) the adoption of a plan for the liquidation, sale or other disposition (excluding leases in the ordinary course of business) of all or substantially all of FelCor's assets. Following a "change in control," if a covered employee's employment is terminated by FelCor other than for disability, retirement, or "cause" (or by the employee for "good reason"), then the employee will be entitled to (i) the immediate vesting of all stock options, awards of restricted stock and other benefits previously awarded or credited to his account and (ii) a lump sum severance payment of between 2.99 and 0.5 times the employee's average total annual compensation over the past three years. FelCor will be required to "gross-up" the severance payment to cover excise taxes on the benefits, thereby providing such benefits to the employee on a net basis, after payment of any such excise taxes.

FelCor also maintains a 401(k) Plan, health insurance and other benefits generally available to all employees. FelCor also provides a deferred compensation plan that is available only to directors and employees making in excess of $100,000 per year. FelCor makes no matching or other contributions to this plan, other than the payment of its operating and administrative expenses.

This report has been furnished by the current members of the Compensation Committee.

                           ---------------------------


Michael D. Rose                              Thomas A. McChristy
Richard S. Ellwood                           Robert H. Lutz, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee were officers or employees of FelCor or had any relationship with the Company requiring disclosure under Securities and Exchange Commission regulations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FelCor and its subsidiaries leased all but three of the 188 hotels owned at December 31, 1999 directly to, or to subsidiaries of, either DJONT Operations, L.L.C. (85 hotels) or Bristol Hotels & Resorts (100 hotels) under Percentage Leases. Hervey A. Feldman, who served as the Chairman of the Board of FelCor until July 1998, and Thomas J. Corcoran, Jr., the President, Chief Executive Officer and a director of FelCor, own all of the voting common equity interests (50% of the common equity interest) in, and serve as officers and managers of, DJONT. The remaining 50% non- voting common equity interest in DJONT is held by entities owned by the children of Charles N. Mathewson, a director of FelCor.

Donald J. McNamara, the Chairman of the Board of FelCor, and certain individuals and entities with which he is associated, have filed a Schedule 13D reflecting shared voting and dispositive power with respect to 7,065,438 shares (39.9%) of the common stock of Bristol Hotels & Resorts. Bass plc and certain of its subsidiaries filed a Schedule 13D/A dated February 29, 2000, reflecting shared voting and dispositive power with respect to 8,779,065 shares (49.6%) of the common stock of Bristol Hotels & Resorts and have announced a definitive merger agreement pursuant to which they expect to acquire the remaining shares of Bristol during April 2000. Richard C. North, a director of FelCor, is the Group Finance Director of Bass plc.

In connection with the efforts of Bass to acquire Bristol, as announced on February 28, 2000, a Bass subsidiary (Bass America, Inc.) contributed 4,713,185 shares of outstanding FelCor Common Stock held by it to FelCor Lodging Limited Partnership in exchange for a like number of Units of limited partner interest. If these Units were to be redeemed for FelCor Common Stock, Bass and its affiliates would own approximately 16.0% of FelCor's Common Stock. The exchange by Bass of Common Stock for Units will not affect FelCor's FFO or earnings per share, although it results in reducing FelCor's percentage ownership in the FelCor Lodging Limited Partnership from approximately 95% to approximately 89%.

THE PERCENTAGE LEASES

The Percentage Leases generally have initial terms of five to 15 years and provide for the payment by the lessees to the FelCor subsidiary which owns the property a minimum base rent or, if greater, rent measured as a percentage of room or suite revenue and certain other hotel revenues. The lessees are entitled to all profits from the operation of the hotels leased by them, after the payment of rent and the operating, management and certain other expenses of the hotels. During 1999, DJONT paid approximately $256.1 million, and Bristol Hotels & Resorts paid approximately $234.8 million, in lease rent to FelCor's consolidated subsidiaries.

SHARING OF OFFICES AND EMPLOYEES

FelCor shares its executive offices and certain employees with DJONT and another entity controlled by Messrs. Feldman and Corcoran, and each company bears its share of the costs thereof, including an allocated portion of the rent, salaries of certain personnel (other than Mr. Corcoran), office supplies, telephones and depreciation of office furniture, fixtures and equipment. Any such allocation of shared expenses to FelCor must be approved by a majority of the Independent Directors of FelCor. During 1999, FelCor paid approximately $5.7 million (or 89.5% of all allocable expenses) under this arrangement. Mr. Corcoran's salary is paid solely by FelCor and he receives no salary from either of the other entities. Mr. Corcoran is the President, Chief Executive Officer and a director of FelCor and also serves as a director (or manager) and the President of each of such other entities. For a description of Mr. Corcoran's employment agreement and of the change in control and severance agreements between FelCor and its executive officers and certain other key employees, please see the discussion under "Employment Arrangements" in the Compensation Committee Report on Executive Compensation, beginning on page 16.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies furnished to the Company and representations from the officers and directors, the Company believes that all
Section 16(a) filing requirements for the year ended December 31, 1999 applicable to its officers, directors and greater than ten percent (10%) beneficial owners were satisfied, except that Robert H. Lutz, Jr. filed one late Form 4 report reflecting a single purchase of Common Stock.

Based on representations from the officers and directors, the Company believes that no other Forms 5 for directors, officers and greater than ten percent (10%) beneficial owners were required to be filed with the SEC for the period ended December 31, 1999.

                     ---------------------------------------


STOCK PERFORMANCE GRAPH

Annual total returns to FelCor stockholders are shown in the performance graph appearing on the following page. The graph shows the relative investment performance of FelCor Common Stock, the S&P 500, and the NAREIT Equity Index from December 31, 1994 through December 31, 1999.


                               [GRAPHIC OMITTED]


                                            12/31/94     12/31/95     12/31/96     12/31/97     12/31/98     12/31/99
                                            --------     --------     --------     --------     --------     --------
FelCor Lodging Trust Incorporated              100.0        154.6        209.8        222.6        155.0        133.4
NAREIT Equity Index                            100.0        115.3        155.9        187.5        154.7        147.5
S&P 500 Total Return                           100.0        137.4        169.0        225.4        289.8        350.7

ADDITIONAL INFORMATION

Other Business

FelCor's Board does not intend to bring, and knows of no one intending to bring, any matter before the annual meeting other than the election of the director nominees. If any other matter is properly brought before the meeting, the persons named as proxies will vote them in accordance with the direction of the FelCor Board.

Outstanding Shares

On March 28, 2000, a total of 55,752,852 shares of FelCor Common Stock was outstanding. Each share of Common Stock is entitled to one vote.

Annual Report

FelCor's 1999 Annual Report to Stockholders is enclosed with this Proxy Statement. WE WILL ALSO SEND YOU A COPY OF FELCOR'S ANNUAL REPORT ON FORM 10-K FOR 1999, WITHOUT CHARGE, IF REQUESTED IN WRITING SENT TO THE CORPORATE SECRETARY AT THE ADDRESS LISTED UNDER QUESTIONS BELOW.

How We Solicit Proxies

In addition to this mailing, FelCor employees may solicit proxies personally, electronically, or by telephone. FelCor pays the costs of soliciting the proxies. We are paying Corporate Investor Communications, Inc. to help with the solicitation. We do not expect their fees to exceed $5,000. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.



Stockholder Proposals for Next Year

The deadline for Stockholder proposals eligible for inclusion in next year's proxy statement is December 11, 2000. All proposals should be submitted in writing to the Secretary of FelCor at the address listed under Questions below.

Independent Public Accountants

The firm of PricewaterhouseCoopers, LLP has served as auditors for FelCor during 1999 and will serve in that capacity for 2000, unless the Board subsequently determines that a change is desirable. A representative of the auditors is expected to be at FelCor's 2000 Annual Meeting of Stockholders to respond to appropriate questions and to make a statement if desired.

Questions

If you have questions or need more information about the annual meeting, you may write to:

      Corporate Secretary
      FelCor Lodging Trust Incorporated
      545 E. John Carpenter Frwy., Suite 1300
      Irving, Texas 75062

or call us at (972) 444-4900 and ask for stockholder communications.

For we also invite you to visit FelCor's Internet site at www.felcor.com.

                                [GRAPHIC OMITTED]




                        FELCOR LODGING TRUST INCORPORATED
                     545 E. JOHN CARPENTER FRWY., SUITE 1300
                               IRVING, TEXAS 75062

           1998 Restricted Stock and Stock Options Plan, as amended.
          Filed supplementally as an appendix to the Proxy Statement;
                  Not included as part of the Proxy Statement

                       FELCOR LODGING TRUST INCORPORATED


         FIRST AMENDMENT TO 1998 RESTRICTED STOCK AND STOCK OPTION PLAN

                       FELCOR LODGING TRUST INCORPORATED

         FIRST AMENDMENT TO 1998 RESTRICTED STOCK AND STOCK OPTION PLAN

         THIS FIRST AMENDMENT TO 1998 RESTRICTED STOCK AND STOCK OPTION PLAN (the "Amendment") is executed and delivered this 24th day of February, 2000 by FelCor Lodging Trust Incorporated, a Maryland corporation (the "Company").

                                R E C I T A L S:

         A. The Company previously has adopted the 1998 Restricted Stock and Stock Option Plan (the "Plan") which has been approved and adopted by the shareholders of the Company.

         B. The Board of Directors of the Company has adopted this Amendment to the Plan for the purpose of providing the Company with additional flexibility to implement the purposes of the Plan by removing the limitation on the number of shares of Stock under the Plan that may be issued as Restricted Stock.

         C. The Board of Directors of the Company has recommended that this Amendment be submitted to the shareholders of the Company for their approval and adoption.

                              A G R E E M E N T S:

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1 Technical Amendment. All references in the Plan to "FelCor Suite Hotels, Inc." are hereby amended to refer to "FelCor Lodging Trust Incorporated."

         2. Removal of Limitation on Restricted Stock. Section 5.1 of the Plan is hereby amended by deleting the second sentence thereof in its entirety.

         3. Effective Date. The Amendment shall be effective as of the date hereof, the date of its adoption by the Board of Directors of the Company ("Effective Date"), although it is subject to shareholder approval as provided in Section 4.

         4. Shareholder Approval. All Awards granted under the Plan as amended by this Amendment are subject to, and may not be exercised before, and will be rescinded and become void in the absence of, the approval of this Amendment by a majority of the shareholders voting thereon at a meeting of shareholders, at which a quorum is present, held prior to the first anniversary date of the Effective Date.

         5. Defined Terms: Effect Upon Plan. All initially capitalized terms used without definition herein shall have the meanings set forth therefor in the Plan. Except as expressly amended hereby, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, this First Amendment to 1998 Restricted Stock and Stock Option Plan is executed and delivered as of the date first above written.

                                    FELCOR LODGING TRUST INCORPORATED


                                    By: /s/ LAWRENCE D. ROBINSON
                                       -----------------------------------------
                                    Name: Lawrence D. Robinson
                                         ---------------------------------------
                                    Title: Senior Vice President
                                          --------------------------------------

                           FELCOR SUITE HOTELS, INC.

                  1998 RESTRICTED STOCK AND STOCK OPTION PLAN

                           FELCOR SUITE HOTELS, INC.

                  1998 RESTRICTED STOCK AND STOCK OPTION PLAN

                               TABLE OF CONTENTS

SECTION 1.  Establishment, Purpose, and Effective Date of
        Plan................................................    1
   1.1  Establishment.......................................    1
   1.2  Purpose.............................................    1
   1.3  Effective Date......................................    1
SECTION 2.  Definitions.....................................    1
   2.1  Definitions.........................................    1
   2.2  Gender and Number...................................    2
SECTION 3.  Eligibility and Participation...................    2
   3.1  Eligibility and Participation.......................    2
SECTION 4.  Administration..................................    2
   4.1  Administration......................................    2
SECTION 5.  Stock Subject to Plan...........................    2
   5.1  Number..............................................    2
   5.2  Lapsed Awards.......................................    2
   5.3  Adjustment in Capitalization........................    2
SECTION 6.  Shareholder Approval and Duration of Plan.......    3
   6.1  Shareholder Approval................................    3
   6.2  Duration of Plan....................................    3
SECTION 7.  Stock Options...................................    3
   7.1  Grant of Options....................................    3
   7.2  Option Agreement....................................    3
   7.3  Option Price........................................    3
   7.4  Duration of Options.................................    3
   7.5  Exercise of Options.................................    3
   7.6  Payment.............................................    4
   7.7  Restrictions on Stock Transferability...............    4
   7.8  Termination of Employment Due to Death or
        Disability..........................................    4
   7.9  Termination of Employment Other than for Death or
        Disability..........................................    4
   7.10 Nontransferability of Options.......................    4
SECTION 8.  Restricted Stock................................    4
   8.1  Grant of Restricted Stock...........................    4
   8.2  Transferability.....................................    4
   8.3  Other Restrictions..................................    4
   8.4  Voting Rights.......................................    4
   8.5  Dividends and Other Distributions...................    4
   8.6  Termination of Employment...........................    4
SECTION 9.  Rights of Employees.............................    5
   9.1  Employment..........................................    5
   9.2  Participation.......................................    5
SECTION 10.  Amendment, Modification, and Termination of
        Plan................................................    5
  10.1  Amendment, Modification, and Termination of Plan....    5
SECTION 11.  Miscellaneous Provisions.......................    5
  11.1  Tax Withholding.....................................    5
  11.2  Stock Withholding Elections.........................    5

SECTION 12.  Indemnification................................    5
  12.1  Indemnification.....................................    5
SECTION 13.  Requirements of Law............................    6
  13.1  Requirements of Law.................................    6
  13.2  Governing Law.......................................    6

                           FELCOR SUITE HOTELS, INC.

                  1998 RESTRICTED STOCK AND STOCK OPTION PLAN

                     SECTION 1. Establishment, Purpose, and
                             Effective Date of Plan

     1.1 Establishment. FelCor Suite Hotels, Inc., a Maryland corporation, hereby establishes the "FELCOR SUITE HOTELS, INC. 1998 RESTRICTED STOCK AND STOCK OPTION PLAN" (THE "PLAN") for Independent Directors, executive officers and key employees. The Plan permits the grant of stock options and restricted stock as a payout media for payments under the plan.

     1.2 Purpose. The purpose of the Plan is to advance the interests of the Company, by encouraging and providing for the acquisition of an equity interest in the success of the Company by Independent Directors, executive officers and key employees, by providing additional incentives and motivation toward superior performance of the Company, and by enabling the Company to attract and retain the services of Independent Directors, executive officers and key employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

     1.3 Effective Date. The Plan shall become effective immediately upon its adoption by the Board of Directors of the Company ("Effective Date"), although it is subject to shareholder approval as provided in Section 6.1.

                             SECTION 2. Definitions

     2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

          (a) "Award" means any Stock Option or Restricted Stock granted under this Plan.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the Compensation Committee of the Board; provided, however, that for any grant to an Independent Director, the remaining members of the Board shall serve as the Compensation Committee with respect to such grant, including, but not limited to, the approval of the grant. The Board, as a whole, may take any action which the Committee is authorized to take hereunder.

          (e) "Company" means FelCor Suite Hotels, Inc., a Maryland corporation.

          (f) "Disability" means an individual who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

          (g) "Employee" means an employee (including officers and directors who are also employees) of the Company or its subsidiaries, affiliates (including partnerships) or any branch or division thereof.

          (h) "Fair Market Value" of a share of Stock means the reported closing sales price of the Stock on the New York Stock Exchange Composite Tape on that date, or if no closing price is reported on that date, on the last preceding date on which such closing price of the Stock was so reported. If the Stock is not traded on the New York Stock Exchange at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the closing bid and asked prices of the Stock on the most recent date on which the Stock was publicly traded. In the event the Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

          (i) "Independent Director" means a director of the Company who is not an officer or employee of the Company, any affiliate of an officer or employee or any affiliate of (i) any advisor to the Company under an advisory agreement, (ii) any lessee of any property of the Company, (iii) any subsidiary of the Company or (iv) any partnership which is an affiliate of the Company.

          (j) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either
     (i) an "incentive stock option" within the meaning of Section 422 of the Code or (ii) a "nonstatutory stock option."

          (k) "Participant" means any Employee or Independent Director designated by the Committee to participate in the Plan.

          (l) "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Section 8 of the Plan.

          (m) "Restricted Stock" means Stock granted to a Participant pursuant to Section 8 of the Plan.

          (n) "Stock" means the common stock of the Company, par value of $.01.

     2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                    SECTION 3. Eligibility and Participation

     3.1 Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among the independent Directors and Employees who, in the opinion of the Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

                           SECTION 4. Administration

     4.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

                        SECTION 5. Stock Subject to Plan

     5.1 Number. The total number of shares of Stock subject to Awards under the Plan may not exceed 1,000,000, subject to adjustment upon the occurrence of any of the events indicated in Section 5.3 hereof. Of this total number, not more than 50,000 shares of Stock may be issued as Restricted Stock. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose. Notwithstanding any other provision hereof to the contrary, no Participant shall be eligible to receive Awards pursuant to this Plan in excess of 250,000 shares of Common Stock in any fiscal year (the "Section 162(m) Maximum").

     5.2 Lapsed Awards. If any Award granted under the Plan terminates, expires or lapses for any reason, any shares subject to such Award again shall be available for the grant of an Award hereunder.

     5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after the Effective Date by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock subject to the Plan and to each Award hereunder, and to the stated Option price of each Award, shall be adjusted appropriately by the Committee or the Board, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee or the Board also shall have discretion to make appropriate adjustments in the number and type of shares subject to an Award of Restricted Stock under the Plan pursuant to the terms of such an Award.

              SECTION 6. Shareholder Approval and Duration of Plan

     6.1 Shareholder Approval. All Awards granted under this Plan are subject to, and may not be exercised before, and will be rescinded and become void in the absence of, the approval of this Plan by a majority of the shareholders voting thereon at a meeting of shareholders, at which a quorum is present, held prior to the first anniversary date of the board meeting held to approve this Plan.

     6.2 Duration of Plan. The Plan shall remain in effect, subject to the Board's right to earlier terminate pursuant to Section 10 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Option may be granted under the Plan on or after November 1, 2007.

                            SECTION 7. Stock Options

     7.1 Grant of Options. Subject to the provisions of Section 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant; provided however, that the aggregate Fair Market Value (determined at the time the Option is granted) of the Stock, with respect to which all incentive stock options granted under any plan of the Company are exercisable for the first time by a Participant during any calendar year, may not exceed $100,000. Nothing in this Section 7 of the Plan shall be deemed to prevent the grant of nonstatutory stock options in amounts that exceed the maximum established by Section 422 of the Code.

     7.2 Option Agreement. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine.

     7.3 Option Price. The Option price of each share of Stock subject to each Option granted pursuant to this Plan shall be determined by the Committee at the time the Option is granted and, in the case of incentive stock options, shall not be less then 100% of the Fair Market Value of a share of Stock on the date the Option is granted, as determined by the Committee. In the case of incentive stock options granted to any person who owns, directly or indirectly, Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock ("Ten Percent Owner"), the Option price shall not be less than 110% of the Fair Market Value of a share of Stock on the date the Option is granted. The Option price of each share of Stock subject to a nonstatutory stock option under this Plan shall be determined by the Committee, in its sole discretion, prior to granting the Option.

     7.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time it is granted, provided, however, that no incentive stock option shall be exercisable later than ten (10) years from the date of its grant, and no incentive stock option granted to a Ten Percent Owner shall be exercisable later than five (5) years from the date of its grant.

     7.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants. No Option may be exercised within six (6) months after the date of grant. Each Option that is intended to qualify as an incentive stock option pursuant to Section 422 of the Code shall comply with the applicable provisions of the Code pertaining to such Options.

     7.6 Payment. The Option price of Stock acquired upon exercise of any Option shall be paid in full on the date of exercise, by certified or cashier's check, by wire transfer, by money order, with Stock (but with Stock only if expressly permitted by the terms of the Option), or by a combination of the above. If the Option price is permitted to be, and is, paid in whole or in part with Stock, the value of the Stock surrendered shall be its Fair Market Value on the date surrendered. The proceeds from payment of Option prices shall be added to the general funds of the Company and shall be used for general corporate purposes.

     7.7 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed, and under any blue sky or state securities laws applicable to such shares.

     7.8 Termination of Employment Due to Death or Disability. Unless otherwise expressly provided in the Option, if the employment of a Participant is terminated by reason of death or Disability, the rights under any then outstanding Option shall terminate upon the first to occur of (i) the expiration date of the Option or (ii) the first anniversary of such date of termination of employment.

     7.9 Termination of Employment Other than for Death or Disability. Unless otherwise expressly provided in the Option, if the employment of the Participant shall terminate for any reason other than death or Disability, the rights under any then outstanding Option shall terminate upon the first to occur of (i) the expiration date of the Option or (ii) ninety (90) days after such date of termination of employment.

     7.10 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

                          SECTION 8. Restricted Stock

     8.1 Grant of Restricted Stock. Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Each grant of Restricted Stock shall be evidenced by a Restricted Stock agreement.

     8.2 Transferability. Except as provided in Sections 8.6 and 8.7 hereof, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock agreement.

     8.3 Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

     8.4 Voting Rights. Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Period of Restriction.

     8.5 Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all cash dividends distributed with respect to those shares while they are so held.

     8.6 Termination of Employment. Except as provided by the Committee at the time of grant, in the event that a Participant terminates his employment with the Company for any reason during the Period of Restriction (including death), then any shares of Restricted Stock still subject to restrictions at the date of such termination automatically shall be forfeited and shall again be available for issuance under the Plan.

                         SECTION 9. Rights of Employees

     9.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     9.2 Participation. No Committee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

                      SECTION 10. Amendment, Modification,
                            and Termination of Plan

     10.1 Amendment, Modification, and Termination of Plan. The Board at any time may terminate, and from time to time may amend or modify the Plan, and may amend or modify Awards hereunder; provided, however, that no amendment of the Plan or of any Award hereunder, without approval of the shareholders within one year after the adoption of such amendment, may:

          (a) increase the aggregate number of shares of Stock that may be issued under the Plan;

          (b) extend the term of the Plan;

          (c) effect a repricing of previously granted Options, whether directly or indirectly through the cancellation of outstanding Options and the concurrent reissuance of Options for a like number of shares but at a lesser exercise price;

          (d) extend the period during which Awards may be granted; or

          (e) materially modify the requirements as to eligibility to receive Awards under the Plan.

No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

                      SECTION 11. Miscellaneous Provisions

     11.1 Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan.

     11.2 Stock Withholding Elections. Subject to the consent of the Committee, due to the (i) exercise of a nonstatutory stock option or (ii) lapse of restrictions on a Restricted Stock Award, a Participant may make an irrevocable election to (a) have shares of Stock otherwise issuable thereunder withheld or
(b) tender to the Company shares of Stock then held by the Participant (whether received pursuant to (i) or (ii) or in any other transaction) having an aggregate Fair Market Value sufficient to satisfy all or part of the Participant's estimated total federal, state and local tax obligations associated with the transaction. Such elections must be made by a Participant on or prior to the tax date.

                          SECTION 12. Indemnification

     12.1 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan made in good faith and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not apply to any acts of willful misconduct by any member of the

Committee or the Board. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Charter or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                        SECTION 13. Requirements of Law

     13.1 Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     13.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland.

                                            FELCOR SUITE HOTELS, INC.

                                            By: /s/ LAWRENCE D. ROBINSON
                                            ------------------------------------
                                            Name: Lawrence D. Robinson
                                            Title: Senior Vice President and
                                            General Counsel

ATTEST:

      /s/ LESTER C. JOHNSON
------------------------------------
 Lester C. Johnson, Vice President

                                      PROXY
                        FELCOR LODGING TRUST INCORPORATED
         545 E. JOHN CARPENTER FREEWAY, SUITE 1300, IRVING, TEXAS 75062
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2000


         The undersigned hereby appoints Thomas J. Corcoran, Jr. and Lawrence D. Robinson, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all Common Stock of the undersigned in FelCor Lodging Trust Incorporated at the Annual Meeting of Stockholders to be held at the Embassy Suites (Market Center) hotel, 2727 Stemmons Freeway, Dallas, Texas, at 9:00 a.m., Central Time, on May 24, 2000 and at any adjournments thereof, as specified below:


1. ELECTION OF CLASS III DIRECTORS
       [ ]  FOR THE NOMINEES LISTED BELOW                [ ] WITHHOLD AUTHORITY
                  Nominees:  Richard S. Ellwood
                             Richard O. Jacobson
                             Charles N. Mathewson

         To vote FOR or WITHHOLD AUTHORITY with respect to all nominees, check the appropriate box above. To WITHHOLD AUTHORITY with respect to any individual nominee, check the FOR box and write the name of such nominee in the space below.

   ---------------------------------------------------------------------------

               PLEASE SIGN AND DATE ON REVERSE SIDE OF THIS PROXY
--------------------------------------------------------------------------------

                             [REVERSE SIDE OF PROXY]


2.       AMENDMENT OF 1998 RESTRICTED STOCK AND STOCK OPTION PLAN

                  [ ] FOR         [ ] AGAINST         [ ]  ABSTAIN

3. The proxies (and if the undersigned is a proxy, any substitute proxies) are authorized to vote upon any other matter that is properly brought before the meeting in the manner directed by FelCor's Board of Directors.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees for Class III director and FOR the amendment of the 1998 Plan.

                           Dated: __________________________________, 2000
                           Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                           ----------------------------------------------------
                           Signature


                           ----------------------------------------------------
                           Title


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.